UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

ITERIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Hwy., Building 1, Suite 330
Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 716-0808

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2024 (the “Closing Date”), the transactions contemplated by that previously announced Agreement and Plan of Merger, dated as of August 8, 2024 (the “Merger Agreement”), by and among Iteris, Inc., a Delaware corporation (the “Company”), Almaviva S.p.A, an Italian Societá per azioni (“Parent”), and Pantheon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), that provided for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation as an indirect wholly-owned subsidiary of Parent (the “Merger”) were completed.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, par value $0.10 per share (the “Company Common Stock”) (other than (i) shares held directly by the Company (including as treasury stock) or held directly by Parent or Merger Sub or any direct or indirect subsidiary of Parent or Merger Sub, and (ii) shares held by stockholders or beneficial owners who were entitled to and have properly exercised appraisal rights for such shares in accordance with, and have complied in all respects with, Section 262 of the Delaware General Corporations Law, as amended) were automatically canceled and converted into the right to receive $7.20 in cash, without interest and less applicable withholding taxes (the “Merger Consideration”).

As a result of the Merger, at the Effective Time, each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, outstanding immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof or the Company, cancelled and converted into the right to receive (without interest) an amount in cash (subject to any withholding taxes) equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Option, multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option. Any such Company Option with respect to which the exercise price subject thereto was equal to or greater than the Merger Consideration was cancelled for no consideration.

As a result of the Merger, at the Effective Time, each outstanding award of the Company’s restricted stock units that at such time was subject solely to service-based vesting conditions (“Company RSUs”) became fully vested and was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive (without interest) an amount in cash (subject to any withholding taxes) equal to (x) the total number of shares of Company Common Stock underlying such award of Company RSUs, multiplied by (y) the Merger Consideration.

As a result of the Merger, at the Effective Time, each outstanding award of the Company’s performance-based restricted stock units (“Company PSUs”) that at such time was subject to performance-based vesting conditions became vested as to the number of shares subject to such Company PSU that would become “Vesting Eligible PSUs” as of the Effective Time in accordance with the applicable award agreement (provided, that, (A) notwithstanding anything to the contrary contained in the applicable award agreement, the achievement percentage for any performance period that had commenced but had yet completed or had not yet commenced as of the Effective Time were set at “target” (or 100%) performance, and (B) for the avoidance of doubt, the multiplier under any Company PSU determined by reference to the price or Company Common Stock or total stockholder return was determined based on actual performance for the performance period in accordance with the applicable award agreement), and, after giving effect to such vesting, were automatically cancelled and converted into the right to receive (without interest) an amount in cash (subject to any withholding taxes) equal to (x) the number of vested shares of Company Common Stock underlying such Company PSUs, multiplied by (y) the Merger Consideration. Any Company PSUs that did not vest in accordance with the foregoing were terminated as of the Effective Time for no consideration.

The aggregate consideration paid by Parent to acquire the Company Common Stock was approximately $337,346,859.72 million (including amounts payable to the holders of the Company Options, Company RSUs and Company PSUs, as described above).

The above-description of the Merger Agreement and the transactions contemplated thereby, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On November 1, 2024, the Company notified the NASDAQ Capital Market (“Nasdaq”) that the Merger had been completed. The Company also requested that Nasdaq suspend trading of the Company Common Stock and file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change of control of the Company occurred and, at the Effective Time, the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, each of J. Joseph Bergera, Gary Hall, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas, Kimberly L. Valentine-Poska and Dennis W. Zank, the members of the board of directors of the Company immediately prior to the Effective Time, ceased to be directors of the Company at the Effective Time, and Christian De Felice, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company as of the Effective Time.

In connection with the consummation of the Merger, each of Kerry A. Shiba, Todd Kreter and William M. Cousins, each an officer of the Company immediately prior to the Effective Time, will continue to serve in their existing capacity as an officer of the Company as of the Effective Time. In addition, J. Joseph Bergera, the Chief Executive Officer, President and Director of the Company immediately prior to the Effective Time, will serve as President and Chief Executive Officer of the Company as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1 (the “Certificate of Incorporation”). At the Effective Time, the Bylaws of the Company that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2 (the “Bylaws”).

The above descriptions of each of the Certificate of Incorporation and the Bylaws, as applicable, are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Certificate of Incorporation and the Bylaw, as applicable, copies of which are attached hereto as Exhibits 3.1 and 3.2. respectively, and are incorporated into this Current Report on Form 8-K by reference in their entirety.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2024 the Company released a press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 8, 2024, by and among Iteris, Inc., Almaviva S.p.A and Pantheon Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by iStar Inc. on August 9, 2024).

3.1	Amended and Restated Certificate of Incorporation of Iteris, Inc.
3.2	Amended and Restated Bylaws of Iteris, Inc.
99.1	Press Release of Iteris, Inc. issued November 1, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERIS, INC.

Date:	November 1, 2024	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Senior Vice President and Chief Financial Officer, Treasurer, and Secretary